UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 27, 2016 (May 26, 2016)

MOHEGAN TRIBAL GAMING AUTHORITY

(Exact name of registrant as specified in its charter)

Not Applicable	033-80655	06-1436334
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Mohegan Sun Boulevard, Uncasville, CT	06382
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (860) 862-8000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement.

On May 26, 2016, the Mohegan Tribal Gaming Authority (the “Authority”) entered into a second amendment agreement (the “Second Amendment”) among the Authority, the Mohegan Tribe of Indians of Connecticut (the “Tribe”), Citizens Bank, N.A., as administrative agent, and the lenders party thereto, amending the loan agreement (the “Loan Agreement”), dated as of November 19, 2013, among the Authority, the Tribe, the lenders party thereto, Citizens Bank, N.A. (f/k/a RBS Citizens, N.A.), as administrative agent and L/C Issuer (the “Agent”) and Bank of America, N.A. as Autoborrow Lender and L/C Issuer (as amended by the increase joinder and amendment agreement (the “First Amendment”), dated as of August 11, 2015, among the Authority, the Tribe, the Agent and the lenders party thereto). The Second Amendment amends the Loan Agreement (as amended by the First Amendment) to, among other things, permit the Authority to make additional investments relating to its previously disclosed joint venture arrangement to develop and build an integrated resort at Incheon International Airport in South Korea.

The foregoing description of the Second Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of (i) the Second Amendment, which the Authority intends to file as an exhibit to its Quarterly Report on Form 10-Q for the three months ended June 30, 2016, (ii) the Loan Agreement, which the Authority previously filed as Exhibit 10.25 to its Annual Report on Form 10-K for the fiscal year ended September 30, 2013 and (iii) the First Amendment, which the Authority previously filed as Exhibit 10.3 to its Quarterly Report on Form 10-Q for the three months ended June 30, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOHEGAN TRIBAL GAMING AUTHORITY

Date: May 27, 2016	By:	/s/ Kevin P. Brown
Kevin P. Brown
Chairman, Management Board